UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 26, 2007

Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
111 Eighth Avenue
New York, New York 10011

(Address of principal executive offices, including zip code)
(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	At a meeting held on July 26, 2007, the Registrant’s Board of Directors:

•	appointed Anthony Vuolo as Chief Operating Officer of the Registrant, effective July 31, 2007; and

•	appointed Mark Funston as Executive Vice President and Chief Financial Officer of the Registrant, effective August 11, 2007 (at which time Mr. Vuolo, who is currently Chief Financial Officer of the Registrant, will cease to serve in that capacity).
Mr. Funston will also continue to serve as Executive Vice President and Chief Financial Officer of HLTH Corporation, which owns approximately 84% of the outstanding Common Stock of the Registrant. A copy of Mr. Funston’s employment agreement was filed as Exhibit 10.1 to HLTH’s Current Report on Form 8-K filed on November 14, 2006 and is described in Amendment No. 1 to HLTH’s Annual Report on Form 10-K for the year ended December 31, 2006 in Item 11 under the heading “Employment Agreements with Named Executive Officers — Mark D. Funston,” which filing also includes biographic information regarding Mr.  Funston in Item 10 under the heading “Executive Officers.” The employment agreement and those disclosures are incorporated by reference herein pursuant to General Instruction B.3 of Form 8-K.
     Biographic information regarding Mr. Vuolo appears in Amendment No.  1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 in Item 10 under the heading “Executive Officers,” and that information is incorporated by reference herein pursuant to General Instruction B.3 of Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: August 1, 2007	By:	/s/ Lewis H. Leicher

Lewis H. Leicher
Senior Vice President

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